Conyers Dill & Pearman LLP has been registered, and operating, as a Cayman Islands limited liability partnership since 1 June 2021 following the conversion of the Cayman Islands firm of Conyers Dill & Pearman to a limited liability partnership on that date. CONYERS DILL & PEARMAN LLP SIX, 2nd Floor, Cricket Square PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com 22 April 2022 711632.20609643 1-345-814-7786 matthew.stocker@conyers.com Atlas Financial Holdings, Inc. 953 American Lane, 3rd Floor Schaumburg, IL 60173 Dear Sirs & Madams: Re: Atlas Financial Holdings, Inc. (the “Company”) We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form S-8, as may be amended, filed with the U.S. Securities and Exchange Commission (the "Commission") on 22 April 2022 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 931,108 ordinary fully paid shares, par value US$0.003 each per share (the “S-8 Shares”) issuable pursuant to the Company’s 2013 Equity Incentive Compensation Plan (the “Plan”). 1. DOCUMENTS REVIEWED For the purposes of giving this opinion, we have examined and relied upon a copy of the following documents: the Registration Statement; the Plan; the Certificate of Incorporation and the Memorandum & Articles of Association of the Company, as amended, supplemented or otherwise modified from time to time (together, the “Constitutional Documents”); unanimous written resolutions of the board of directors of the Company passed on 20 April 2022 (the “Resolutions”);

conyers.com | 2 a copy of a certificate of good standing (the “Good Standing Certificate”) issued by the Cayman Islands Registrar of Companies in relation to the Company on 20 April 2022 (the “Certificate Date”); the results of our electronic searches against the Company at the Registrar of Companies conducted on 20 April 2022 and the electronic Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted on 20 April 2022; and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. 2. ASSUMPTIONS We have assumed: the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us; that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; that on the date of issuance of any S-8 Shares the Company will have sufficient authorized but unissued ordinary fully paid shares to satisfy the issuance. that the Company will issue the S-8 Shares in furtherance of its objects as set out in its Constitutional Documents; that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein; that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any S-8 Shares of the Company; the Company is and after filing of the Registration Statement with the Commission, will be able to pay its liabilities as they become due; the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will or has been duly filed with and declared effective by the Commission prior to, or concurrent with, the issuance of the S-8 Shares pursuant to the Registration Statement;

conyers.com | 3 that the form and terms of any and all S-8 Shares or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto, the issuance and sale thereof by the Company, and the Company's incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands; that all necessary corporate action will be taken to authorise and approve any issuance of S-8 Shares including; save for the Plan, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement. 3. QUALIFICATIONS We express no opinion as to the enforceability of any provision of the Plan which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company. In addition, any provision expressly or impliedly providing that certain statements, calculations and/or certificates are incorrect on their face or fraudulent will not necessarily prevent judicial enquiry into the merits of a claim of an aggrieved party. We express no opinion in respect of the enforceability of any provision in the Plan which purports to fetter the statutory powers of the Company. We express no opinion with respect to the issuance of S-8 Shares pursuant to any provision of the Plan that purports to obligate the Company to issue S-8 Shares following the commencement of a winding up or liquidation of the Company. Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

conyers.com | 4 This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter. 4. OPINION On the basis of and subject to the foregoing, we are of the opinion that: The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Good Standing Certificate, is in good standing as at the Certificate Date. Pursuant to the Companies Act (as revised) (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act. When issued and delivered in accordance with the Plan and recorded in the register of members of the Company, the S-8 Shares will be validly issued, fully-paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares). We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving this consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the Rules and Regulations of the Commission promulgated thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. Yours faithfully, /s/ Conyers Dill & Pearman LLP Conyers Dill & Pearman LLP